SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of ECB Bancorp, Inc. has received a communication from Gregory C. Gibbs (former ECB Bancorp director), Regina Ann Gibbs, Charles G. Gibbs, Jr. and the Estate of Anna Mae H. Gibbs (collectively the “Gibbs Family”). The Gibbs Family communication was delivered by Gregory Gibbs at ECB Bancorp’s 2012 annual meeting of stockholders and was subsequently filed on June 8, 2012 with the Securities and Exchange Commission on a Schedule 13D filed by the Gibbs Family.

In response to the Gibbs Family communication, the Board of Directors would like to publicly announce its unanimous support for and confidence in the executive management team of ECB Bancorp. In addition, the Board of Directors notes that Gregory Gibbs served as a member of the Board of Directors until his resignation in September 2011. During this time, Mr. Gibbs participated in Board deliberations and voted in favor of the several Board decisions that the Gibbs Family is now criticizing in its communication.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: June 12, 2012	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer